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                                                                    EXHIBIT 23.1



                      CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Intevac, Inc. Employee Stock Purchase Plan of our report dated January 19, 1999 with respect to the consolidated financial statements and schedule of Intevac, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                   ERNST & YOUNG LLP



        San Jose, California
        January 28, 2000